UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2006

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a material definitive agreement

On March 31, 2006, MWI Veterinary Supply, Inc. (“MWI”) and Pfizer, Inc. (“Pfizer”) entered into a Livestock Products Agreement effective January 1, 2006.  Under the Livestock Products Agreement, MWI is entitled to distribute certain Pfizer products to customers in the cattle and swine fields.  In return, MWI is entitled to certain service fees and rebates. MWI is required to maintain sufficient inventory levels to meet anticipated customer demand and to store products in accordance with their respective label instructions.  The agreement expires on December 31, 2006 and can be terminated by either party with or without cause upon 30 days prior written notice.  A copy of this agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Livestock Products Agreement effective as of January 1, 2006 by and between Pfizer Inc. and MWI Veterinary Supply Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: March 31, 2006	By:	/s/ James F. Cleary, Jr.
James F. Cleary, Jr.
President and Chief Executive Officer

Exhibits Index.

Exhibit Number	Description

10.1	Livestock Products Agreement effective as of January 1, 2006 by and between Pfizer Inc. and MWI Veterinary Supply Co.